LIMITED POWER OF ATTORNEY FOR SECTION 16(a) REPORTING
       KNOW ALL PERSONS BY THESE PRESENTS, that the
undersigned hereby makes,
constitutes and appoints Sarah Dods, Scott Siamas,
Lisa Yun, Ryan Guerrero,
Katherine Huynh, and Anisha Mehta, and each of them,
as the undersigned's true
and lawful attorney-in-fact (the "Attorney-in-Fact"),
with full power of substitution
and resubstitution, with the power to act alone for
the undersigned and in the undersigned's name,
place and stead, in any and all capacities to:
       1. prepare, execute and file with the
Securities and Exchange Commission,
any securities exchange or securities quotation
system and salesforce.com, inc.
(the "Company") any and all reports
(including any amendment thereto) of the
undersigned required or considered advisable
under Section 16(a) of the Securities Exchange Act
of 1934 (the "Exchange Act") and the rules and regulations thereunder, with respect to the equity securities of the Company, including Form ID,
including any amendments thereto, and any other
documents necessary or appropriate to obtain EDGAR codes and passwords and Forms 3, 4 and 5; and
       2. obtain, as the undersigned's representative
and on the undersigned's behalf,
information regarding transactions in the Company's
equity securities from any third party, and the undersigned hereby authorizes any such third party to release any such information to the Attorney-in-Fact.
The undersigned acknowledges that:
       1. this Limited Power of Attorney authorizes,
but does not require, the Attorney-in-Fact
 to act at his or her discretion on information
provided to such Attorney-in-Fact without independent
 verification of such information;
       2. any documents prepared or executed by
the Attorney-in-Fact on behalf of the
undersigned pursuant to this Limited Power of
Attorney will be in such form and
will contain such information
as the Attorney-in-Fact, in his or her discretion,
deems necessary or desirable;
       3. neither the Company nor the Attorney-in-Fact assumes any liability for the undersigned's responsibility to comply with the requirements of
Section 16 of the Exchange Act, any liability
 of the undersigned for any failure to comply with
such requirements, or any liability of the undersigned
for disgorgement of profits under Section 16(b)
of the Exchange Act; and
       4. this Limited Power of Attorney does not
relieve the undersigned from responsibility for
compliance with the undersigned's obligations under
Section 16 of the Exchange Act, including,
without limitation, the reporting requirements under
Section 16(a) of the Exchange Act.
       The undersigned hereby grants to the
Attorney-in-Fact full power and authority to do and
perform each and every act and thing requisite,
necessary or convenient to be done in connection
with the foregoing, as fully, to all intents and
purposes, as the undersigned might or could do in
person, hereby ratifying
and confirming all that the Attorney-in-Fact, or
his or her substitute or substitutes,
shall lawfully do or cause to be done by authority
of this Limited Power of Attorney.
       This Limited Power of Attorney shall remain
in full force and effect until the undersigned is no
longer required to file Forms 4 or 5 with respect
to the undersigned's transactions in
 equity securities of the Company, unless earlier
revoked by the undersigned
in a signed writing delivered to the Attorney-in-Fact.
       This Limited Power of Attorney shall be
governed and construed in accordance with the laws
of the State of California without regard to
conflict-of-law principles.
IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of August 30, 2021 Signature:?/s/ Sundeep Reddy
Print Name: Sundeep Reddy